UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2025

Alaunos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33038	84-1475642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2617 Bissonnet St

Suite 233

Houston, TX 77005

(Address of principal executive offices, including zip code)

(346) 355-4099

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCRT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of voluntary resignation of Mr. Weis as the chairman of the Audit Committee and as a member of the Compensation Committee, as described in more detail in Item 5.02 below, we fail to comply with the Nasdaq continued listing requirements as set out in Listing Rule 5605(c).

On July 2, 2025, the Company notified Nasdaq that the Company was aware of the material noncompliance with the Nasdaq rule 5605(c), which requires the Company to have and continue to have an audit committee of at least three (3) members, each of whom are an independent director as defined under Rule 5605(a)(2).

Under Nasdaq rules 5605(c)(4) and 5605(d)(4), the Company intends to rely on the 180-day grace period to appoint a new member on the Audit Committee within 180 days from July 2, 2025.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Dale Curtis Hogue, Jr. as Chief Executive Officer and Director

On July 1, 2025, Dale Curtis Hogue, Jr. notified the Company of his resignation from the board of directors (the “Board”) of Alaunos Therapeutics, Inc. (the “Company”) and his position as Chief Executive Officer, effective immediately. His departure was not due to any disagreement with the Company.

On the same day, Mr. Hogue entered into a Consulting Agreement with the Company, effective July 1, 2025 (the “Consulting Agreement”), pursuant to which Mr. Hogue will continue providing strategic and advisory services to the Company. The Consulting Agreement will continue until terminated by either party. The Consulting Agreement provides for compensation at a fixed rate of $250 per hour and reimbursement by the Company for any usual and customary expenses incurred by Mr. Hogue in connection with performing services pursuant to the Consulting Agreement.

Appointment of Holger Weis as Chief Executive Officer

On July 2, 2025, the Board appointed Holger Weis as Chief Executive Officer of the Company, effective July 2, 2025. Mr. Weis will continue serving on and as the Chair of the Board.

Mr. Weis, age 62, has served as a member of our Board since December 2020. Mr. Weis continues to serve as the principal of Weis Advisors, Inc., a company that provides consulting services to life science companies, since founding the company in April 2018. Prior to that, he served in a number of roles at DemeRx, Inc., a clinical stage pharmaceutical company developing non-addictive treatments for drug addiction, including serving as Chief Operating Officer and Chief Financial Officer from December 2011 to July 2017, and also as President from September 2014 to July 2017, and as a Consultant from July 2017 to April 2018. Earlier in his career, Mr. Weis served as the Chief Financial Officer of EnSA Holdings, LLC, a company that focuses on environmentally sustainable agriculture techniques and technologies for the production of rice, from August 2010 to November 2011. From 2006 to 2010, he served as the Vice President & Chief Financial Officer, Secretary and Treasurer of NovaVision, Inc., a therapeutic and diagnostic vision restoration company. Prior to that, he served as the Chief Financial Officer & Treasurer of GMP Companies, Inc., a company that develops and commercializes pharmaceutical, medical device and diagnostic technologies, from 2000 to 2005. Mr. Weis served as a Senior Manager at Ernst & Young, a multinational professional services company, from 1986 to 2000. Mr. Weis has co-authored a number of scientific papers and presentations and is an inventor on a number of patents and patent applications. Mr. Weis also serves on the board of directors of Jupiter NeuroSciences, Inc. Mr. Weis received a Bachelor of Business Administration in Accounting from the University of Georgia and is a Certified Public Accountant.

Mr. Weis has no family relationship with any director or officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There is no arrangement or understanding between him and any other person pursuant to which he was selected as an officer. Other than the Company’s standard indemnification agreement with each director, there are no transactions between Mr. Weis and the Company that would require disclosure under Item 404(a) of Regulation S-K. Mr. Weis will step down from his position of chair and member of the Company’s audit committee and as member of the Company’s compensation committee, but will remain the chair of the Board.

Employment Agreement

Effective July 2, 2025, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Weis, governing the terms of his employment as the Company’s Chief Executive Officer.

Under the Employment Agreement, Mr. Weis will receive an annual base salary of $275,000. Mr. Weis was granted an option to purchase 130,000 shares of common stock of the Company, with an exercise price equal to $5.06. One quarter of the option shall vest and be exercisable immediately upon grant with the remaining three quarters of the option vesting over three years in equal installments on each quarterly anniversary of the grant date, with the first vesting occurring on October 2, 2025, subject to Mr. Weis’ continued employment by the Company through such date. Any shares which have not vested by the time Mr. Weis is no longer employed by the Company will be forfeited. Such option grant will be governed by the Company’s 2020 Equity Incentive Plan and the standard form of stock option agreement adopted thereunder.

The foregoing descriptions of the Consulting Agreement and Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of such agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaunos Therapeutics, Inc.

Date:	July 2, 2025	By:	/s/ Melinda Lackey
		Name:	Melinda Lackey
		Title:	Legal & Administration